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                                                                    Exhibit 23.6

                           CONSENT OF LEHMAN BROTHERS
                           --------------------------



       We hereby consent to the use of our opinion letter dated June 15, 1999, to the Board of Directors of SUGEN, Inc. (the "Company") attached as Appendix C to the Company's Joint Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "The Merger--Background of the Merger" and "The Merger--SUGEN's Reason for the Merger; Recommendation of the SUGEN Board." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                               LEHMAN BROTHERS INC.


                                            By: /s/ Randolph Stuzin
                                                -------------------------------
                                                Randolph Stuzin
New York, New York
August 2, 1999